Exhibit 5(b)

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

November 3, 2025

Kimco Realty Corporation
500 North Broadway, Suite 201
Jericho, New York 11753

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration by the Company of the offering and sale of an unspecified number of: (a) shares (the “Common Shares”) of common stock of the Company, $0.01 par value per share (“Common Stock”); (b) shares or fractional shares (the “Preferred Shares”) of preferred stock of the Company, $1.00 par value per share (“Preferred Stock”); (c) depositary shares representing interests in shares of Preferred Stock (the “Depositary Shares”); (d) unsecured senior debt securities of the Company, which may be issued in one or more series (the “Company Debt Securities”); (e) guarantees by Kimco Realty OP, LLC, a Delaware limited liability company (the “OP”), of the Company Debt Securities (the “OP Guarantees”); (f) warrants issued by the Company to purchase shares of Common Stock (the “Warrants”); (g) unsecured senior debt securities of the OP, which may be issued in one or more series (the “OP Debt Securities”); and (h) guarantees by the Company of the OP Debt Securities (the “Company Guarantees” and, together with the Common Shares, the Preferred Shares, the Depositary Shares, the Company Debt Securities, the OP Guarantees, the Warrants, the OP Debt Securities and the Company Guarantees, the “Securities”), covered by the above-referenced Registration Statement, and any amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which they were transmitted to the Commission for filing under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

Kimco Realty Corporation
November 3, 2025

4. Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), relating to, among other matters, the registration and issuance of the Securities, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

Kimco Realty Corporation
November 3, 2025

5. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Registration Statement and, with respect to any Preferred Shares, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company (the “Articles Supplementary”) will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6. Upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion, exercise, redemption or exchange (for convertible debt) of any Securities that are convertible into or exercisable, redeemable or exchangeable for Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Upon the issuance of any Preferred Shares, including (a) Preferred Shares which may be issued upon exchange of any Company Debt Securities that are exchangeable for Preferred Stock and (b) Preferred Shares represented by Depositary Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8. None of the Securities will be issued, and none of the Securities will be sold or transferred, in violation of the restrictions on ownership and transfer set forth in Article IV of the Charter or any comparable provision in any Articles Supplementary.

9. Any Securities convertible into or exercisable, redeemable or exchangeable for any other Securities will be converted, exercised, redeemed or exchanged in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to any Common Securities, the issuance of such Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to any Preferred Securities, the issuance of such Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, such Preferred Securities will be validly issued, fully paid and nonassessable.

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

Kimco Realty Corporation
November 3, 2025

4. Upon the completion of all Corporate Proceedings relating to any Securities that are Depositary Shares, the issuance of such Depositary Shares will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to any Company Debt Securities, the issuance of such Company Debt Securities will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to any Warrants, the issuance of such Warrants will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to any Company Guarantees, the issuance of such Company Guarantees will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP